UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 11, 2020
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Power Integrations, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	000-23441	94-3065014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
5245 Hellyer Avenue
San Jose, California 95138-1002
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (408) 414-9200

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	POWI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director
On March 11, 2020, the Board of Directors (the “Board”) of Power Integrations, Inc. (the “Company”) appointed Anita Ganti to serve as a director beginning on April 1, 2020. Mrs. Ganti’s appointment was recommended to the Board by the Nominating and Governance Committee of the Board. Upon commencement of services to the Board, Mrs. Ganti will be appointed to the Audit Committee of the Board.
Mrs. Ganti is a seasoned leader in the technology sector, with extensive experience in the analog semiconductor industry. From 2015 to 2019 she served as senior vice president of the product engineering services organization of Wipro Limited, a leading global information technology, consulting and business-process services company. From 2013 to 2015 Mrs. Ganti was vice president of global technology at Flex Ltd. (formerly Flextronics), a global electronics manufacturing services company, and from 2008 to 2013 she was employed by Texas Instruments, where she was general manager of the company's precision signal path division.
Upon commencement of services to the Board, and in consideration of services to the Company as a director, Mrs. Ganti will be granted an equity award in the form of restricted stock units of the Company’s common stock (the "Initial Grant") under the Power Integrations 2016 Incentive Award Plan (the “2016 Plan”) with an aggregate fair value of approximately $30,000. The Initial Grant will vest on the date of the Company's 2020 annual meeting of stockholders (currently scheduled for May 8, 2020), provided Mrs. Ganti is still serving as a director on that date. Notwithstanding the foregoing, the Initial Grant would be deemed fully vested upon the occurrence of a "Change of Control", as such term is defined in the 2016 Plan. Beginning on July 1, 2020, Mrs. Ganti will receive annual equity compensation pursuant to the Directors Equity Compensation Program consistent with the Company’s other non-employee directors, which is a grant of restricted stock units, under the 2016 Plan, with an aggregate value of $120,000, which would vest in full effective immediately prior to the commencement of the Company’s first annual meeting of stockholders in the year following the year of the grant date, provided that she is still providing services to the Company as a director and provided, further, that 100% of the shares subject to such equity award would be deemed fully vested upon the occurrence of a Change of Control.
As a non-employee director, Mrs. Ganti will also receive $11,250 per quarter for service on the Board. In addition, as a member of the Audit Committee, Mrs. Ganti will receive an additional $2,500 per quarter to serve on the committee. The Company entered into an indemnity agreement with Mrs. Ganti that is in the form of indemnity agreements executed by other members of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

March 17, 2020	/s/ Sandeep Nayyar
(Date)	Sandeep Nayyar
Chief Financial Officer